Exhibit 99.1

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

CALYPTE BIOMEDICAL CORPORATION

The undersigned, Adel Karas, hereby certifies that:

1.     He is the duly elected and acting President, Chairman of the Board and Chief Executive Officer of Calypte Biomedical Corporation, a Delaware corporation (the “Company”).

2.     The first paragraph of Article IV of the Restated Certificate of Incorporation of the Company is hereby amended to read in its entirety as follows:

“The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.005 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Corporation is authorized to issue is 2,405,000,000 shares. The number of shares of Common Stock authorized is 2,400,000,000. The number of shares of Preferred Stock authorized is 5,000,000.”

3.     The foregoing amendment has been duly approved by the Board of Directors of the Company.

4.     The foregoing amendment has been duly adopted by the stockholders of the Company in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 14th day of March, 2014.

/s/ Adel Karas

Adel Karas

President, Chairman of the Board and Chief Executive Officer